UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Building 17, Suite 102B
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 651-5940

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGLE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 13, 2023, Aeglea BioTherapeutics, Inc. (the “Company”) received a written notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the last 30 consecutive trading days, the Company no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180-calendar days, or until July 12, 2023, to regain compliance with the Minimum Bid Price Requirement. On June 30, 2023, the Company applied to transfer the listing of its Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market (the “Transfer”).

On July 13, 2023, the Company received approval from Nasdaq of the Transfer (the “Approval”). The Transfer became effective at the opening of business on July 14, 2023. The Company’s Common Stock continues to trade under the symbol “AGLE.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, but with less stringent listing requirements, although listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

In connection with the Approval, the Company has been granted an additional 180-calendar day grace period, or until January 8, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on The Nasdaq Capital Market, the minimum bid price per share of the Company’s Common Stock must be at least $1.00 for at least ten consecutive business days during the additional 180-calendar day grace period. If the Company does not regain compliance during this additional grace period, its Common Stock would be subject to delisting by Nasdaq. As part of its Transfer application, the Company notified Nasdaq that in order to regain compliance with the Minimum Bid Price Requirement during the additional grace period, it intends to implement a reverse stock split, which was approved by the Company’s stockholders on June 6, 2023. If the Company’s Common Stock becomes subject to delisting as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by January 8, 2024, the Company may appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, the Company’s Common Stock would remain listed on The Nasdaq Capital Market pending a written decision by the Nasdaq Hearings Panel following a hearing. In the event that the Nasdaq Hearings Panel determines not to continue the Company’s listing and the Company’s Common Stock is delisted from The Nasdaq Capital Market, the Company’s Common Stock may trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeglea BioTherapeutics, Inc.

Date: July 14, 2023	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh Chief Financial Officer